 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-195495

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 12, 2014)
$25,000,000
Atlas Financial Holdings, Inc.
6.625% Senior Unsecured Notes due
Atlas Financial Holdings, Inc. (“Atlas”) is offering $25,000,000 in aggregate principal amount of 6.625% Senior Unsecured Notes due 2022 (the “Notes”). The Notes will bear interest at the rate of 6.625% per year from April 26, 2017. We will pay interest on the Notes on January 26, April 26, July 26 and October 26 of each year, commencing on July 26, 2017.
The stated maturity of the Notes will be April 26, 2022. The Notes will be redeemable at Atlas’ option, in whole or in part, on any scheduled interest payment date commencing on April 26, 2020, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.
The Notes will be unsecured obligations of Atlas only and will not be obligations of or guaranteed by any of its subsidiaries. The Notes will rank senior in right of payment to any of Atlas’ existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment to the Notes. The Notes will rank equally in right of payment to all of Atlas’ existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. In addition, the Notes will be structurally subordinated to the indebtedness and other obligations of Atlas’ subsidiaries.
Atlas has applied to list the notes on the Nasdaq Global Market. If the listing is approved, trading of the Notes on the Nasdaq Global Market is expected to commence within 30 days after the initial delivery of the Notes. Currently, there is no public market for the Notes.
The Notes will be issued only in fully registered book-entry form without coupons and in minimum denominations of  $25 and integral multiples of  $25 in excess thereof.
	Per Note	Total
Public offering price(1)	100.00%	$25,000,000
Underwriting discounts and commissions	3.15%	$787,500
Proceeds to us, before expenses(2)	96.85%	$24,212,500

(1)
Plus accrued interest, if any, from April 26, 2017.

(2)
Before deducting expenses of the offering.

An investment in the Notes involves risks. You should carefully consider the information under the heading “Risk Factors” on page S-7 of this prospectus supplement and the periodic reports Atlas files with the Securities and Exchange Commission before investing in the Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on April 26, 2017. Beneficial interests in the Notes will be shown on, and transfer will be effected only through, records maintained by The Depository Trust Company and its participants.

Sole Book-Running Manager
Co-Managers
BOENNING & SCATTERGOOD, INC. AMERICAN CAPITAL PARTNERS, LLC

The date of this prospectus supplement is April 21, 2017.

Prospectus Supplement
Prospectus
We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof, that the information contained herein or therein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein or therein is correct as of any time subsequent to its date.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives a description of our ordinary shares and more general information about other securities we may offer from time to time under our shelf registration statement, some of which does not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of each document and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and in the accompanying prospectus, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. See “Where You Can Find More Information About Us.”
Unless the context otherwise requires or as otherwise specified, references in this prospectus supplement to “the Company,” “Atlas,” “we,” “us,” and “our,” refer to Atlas Financial Holdings, Inc. and its subsidiaries.
S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”) contain forward-looking statements. All statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus filed by us with the SEC, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the section “Risk Factors” in our most recent Annual Report on Form 10-K, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus filed by us with the SEC may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.
Any forward-looking statement made by us speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us. It may not contain all of the information that may be important to you in deciding whether to invest in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including section entitled “Risk Factors” beginning on page S-7, financial data and related notes, before making an investment decision.
Atlas Financial Holdings, Inc.
We are a financial services holding company incorporated under the laws of the Cayman Islands. Our core business is the underwriting of commercial automobile insurance policies, focusing on the “light” commercial automobile sector, which is carried out through our Insurance Subsidiaries, American Country Insurance Company (“American Country”), American Service Insurance Company, Inc. (“American Service”), Gateway Insurance Company (“Gateway”) and Global Liberty Insurance Company (“Global Liberty”). We refer to these four companies together as our “Insurance Subsidiaries”. This sector includes taxi cabs, non-emergency para-transit, limousine, livery and business auto. Our goal is to be the preferred specialty commercial transportation insurer in any geographic areas where our value proposition delivers benefit to all stakeholders.
Our principal executive offices are located at 150 N.W. Point Boulevard, Elk Grove Village, Illinois 60007, and our telephone number is (847) 472-6700.
Market
Our core business is the underwriting of commercial automobile insurance policies, focusing on the “light” commercial automobile sector. The “light” commercial automobile policies we underwrite provide coverage for lightweight commercial vehicles typically with the minimum limits prescribed by statute, municipal or other regulatory requirements. The majority of our policyholders are individual owners or small fleet operators.
The “light” commercial automobile sector is a subset of the historically profitable commercial automobile insurance industry segment. In more recent years the commercial automobile insurance industry has seen profitability pressure within certain segments, underperforming the broader property & casualty (“P&C”) industry. Over the longer-term however, commercial auto has outperformed the P&C industry generally over the past fifteen years based on data compiled by A.M. Best Aggregates & Averages. Data compiled by SNL Financial also indicates that for 2016 the total market for commercial automobile liability insurance was approximately $32.9 billion. The size of the commercial automobile insurance market can be affected significantly by many factors, such as the total number of vehicles insured, the underwriting capacity and underwriting criteria of automobile insurance carriers and general economic conditions. Historically, the commercial automobile insurance market has been characterized by periods of excess capacity and price competition followed by periods of reduced underwriting capacity and higher premium rates.
We believe that there is a positive correlation between the economy and commercial automobile insurance in general. However, operators of  “light” commercial automobiles may be less likely than other business segments within the commercial automobile insurance market to take vehicles out of service as their businesses and business reputations rely heavily on availability. With respect to certain business lines such as the taxi line, there are also other factors such as the cost and limited supply of medallions which may discourage a policyholder from taking vehicles out of service in the face of reduced demand for the use of the vehicle. The significant expansion of transportation network companies (“TNC”) has resulted in a reduction in taxi vehicles available to insure; however, we believe that the aforementioned factor relating to medallion values has mitigated the overall decline. Market research also suggests that the combined addressable markets between traditional taxi, livery and TNC companies expanded during this period.

Competitive Strengths
Our value proposition is driven by our competitive strengths, which include the following:
Focus on niche commercial insurance business.   We target niche markets that support adequate pricing. We believe that we are able to adapt to changing market needs well in advance of our competitors through our strategic commitment and operating scale. We develop and deliver superior specialty commercial automobile insurance products priced to meet our customers’ needs and strive to generate consistent underwriting profit for our Insurance Subsidiaries. Although reserves were strengthened in connection with certain specific business segments primarily for older accident years, in more recent years we have experienced a favorable trend in loss ratios attributable to the increased composition of commercial automobile written premium as a percentage of our Insurance Subsidiaries’ total written premium coupled with our ability to increase pricing and manage claims effectively. There are a limited number of competitors specializing in these lines of business. Management believes a strong value proposition is very important to attract new business and can result in desirable retention levels as policies renew on an annual basis.
Strong market presence with recognized brands and long-standing distribution relationships.   Our Insurance Subsidiaries have a long heritage as insurers of taxi, livery and para-transit businesses. All of our Insurance Subsidiaries have strong brand recognition and long-standing distribution relationships in target markets. Through regular interaction with our independent retail agents, we strive to thoroughly understand each of the markets we serve in order to deliver strategically priced products to attractive market share at the right time. Our Insurance Subsidiaries are currently licensed in more states than those in which we have currently elected to do business, and we routinely re-evaluate all markets to assess future potential opportunities and risks. There are also a relatively limited number of agents who specialize in these lines of business. As a result, strategic relationships with independent retail agents are important to ensure efficient distribution.
Sophisticated underwriting and claims handling expertise.   Atlas has extensive experience and expertise with respect to underwriting and claims management in our specialty area of insurance. Our well-developed underwriting and claims infrastructure includes an extensive data repository, proprietary technologies, deep market knowledge and established market relationships. Analysis of the substantial data available through our operating companies drives our product and pricing decisions. We believe our underwriting and claims handling expertise provides enhanced risk selection, high quality service to our customers and greater control over claims costs. We are committed to maintaining this underwriting and claims handling expertise as a core competency as our volume of business increases. In recent years, we invested significantly in the use of machine learning based predictive analytics in both our underwriting and claims areas to further leverage this heritage.
Scalable operations positioned for growth.   Significant progress has been made in aligning our organization’s infrastructure cost base to our expected revenue going forward. The core functions of our Insurance Subsidiaries were integrated into a common operating platform. We believe that our Insurance Subsidiaries are well-positioned to continue approaching proportionate market share of approximately 20% in all of the markets in which we operate with better than industry level profitability from the efficient operating infrastructure established subsequent to Atlas’ acquisition of the companies. We are committed to evaluating, and where beneficial, deploy new technologies and analytics to maximize efficiency and scalability.
Experienced management team.   We have a talented and experienced management team who have decades of experience in the property and casualty insurance industry. Our senior management team has worked in the property and casualty industry for an average of more than 25 years and with the Insurance Subsidiaries, directly or indirectly, for an average of 15 years.
Strategy
We seek to deploy our capital to maximize the return for our shareholders, either by investing in growing our operations or by pursuing other capital initiatives, depending upon insurance and capital market conditions. We identify and prioritize market expansion opportunities based on the comparative strength of our value proposition relative to competitors, the market opportunity and the legal and regulatory environment.

We intend to continue to grow profitably by undertaking the following:
Re-establish legacy distribution relationships.   We continue to build upon relationships with independent retail agents that have been our Insurance Subsidiaries’ distribution partners in the past. We seek to develop and maintain strategic distribution relationships with a relatively small number of independent retail agents with substantial market presence in each state in which we currently operate. We expect to continue to increase the distribution of our core products in the states where we are actively writing insurance and re-capture insurance premium historically written by the Insurance Subsidiaries.
Expand our market presence.   We are committed to continuing to diversify by leveraging our experience, historical data and market research to expand our business in previously untapped markets to the extent incremental markets meet our criteria. Utilizing our established brands and market relationships, we have made significant inroads in new states where we had no active business in recent years. We will continue to expand into additional states or product lines where we are licensed, but not currently active, to the extent that our market expansion criteria is met in a given state. In the alternative, we will endeavor to quickly adjust our pricing and underwriting or reduce our exposure to potentially underperforming products.
Acquire complementary books of business and insurance companies.   We plan to opportunistically pursue acquisitions of complementary books of business and insurance companies provided market conditions support this activity. We will evaluate each acquisition opportunity based on its expected economic contribution to our results and support of our market expansion initiatives. Our acquisitions of Gateway and Anchor are consistent with this aspect of our strategy.
Our Challenges
As part of your evaluation of our business, you should take into account the challenges we face in implementing our strategies, including the following:
Estimating Our Loss Reserves.   We maintain loss reserves to cover our estimated ultimate liability for unpaid losses and loss adjustment expenses for reported and unreported claims incurred as of the end of each accounting period. These reserves represent management’s estimates of what the ultimate settlement and administration of claims will cost. Pursuant to applicable insurance regulations, these reserves are reviewed by an independent actuary on an annual basis. Setting reserves is inherently uncertain and there can be no assurance that current or future reserves will prove adequate. If our loss reserves are inadequate, it will have an unfavorable impact on our results.
Reliance on Independent Agents.   We rely on independent agents and other producers to bind insurance policies and collect premiums. We have limited oversight over these agents and other producers, and in the event an independent agent exceeds their authority by binding us to a risk that does not comply with our underwriting guidelines or fails to collect or remit premiums to us, our results of operations could be adversely affected.
Maintaining Our Financial Strength Ratings.   On September 22, 2016, A.M. Best affirmed the financial strength rating of American Country, American Service and Gateway as “B” with an outlook of “Stable” and a financial strength rating of Global Liberty as “B+” with an outlook of  “Negative”. To maintain these ratings, our insurance company subsidiaries must maintain their capitalization and operating performance at a level consistent with projections provided to A.M. Best, as well as satisfy various other rating requirements. If A.M. Best downgrades our ratings, it is likely that we will not be able to compete as effectively and our ability to sell insurance policies could decline. As a result, our financial results would be adversely affected. A.M. Best reviews the rating of our Insurance Subsidiaries approximately once per year.
Attracting, Developing and Retaining Experienced Personnel.   To sustain our growth as a property and casualty insurance company operating in specialty and niche markets, we must continue to attract, develop and retain management, marketing, distribution, underwriting, customer service and claims personnel with expertise in the products we offer. The loss of key personnel, or our inability to recruit, develop and retain additional qualified personnel, could materially and adversely affect our business, growth and profitability.
For further discussion of these and other challenges, see “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Offering
Issuer
Atlas Financial Holdings, Inc.
Securities Offered
$25,000,000 aggregate principal amount of 6.625% Senior Unsecured Notes due 2022.
Maturity Date
April 26, 2022, unless previously redeemed.
Interest Rate
6.625% per annum, computed on the basis of a 360-day year of twelve 30-day months, from April 26, 2017.
Interest Payment Dates
January 26, April 26, July 26 and October 26 of each year, commencing on July 26, 2017.
Price to Public
100% of the principal amount, plus accrued interest, if any, from April 26, 2017.
Ranking
The Notes will be unsecured obligations of Atlas only and will not be obligations of or guaranteed by any of its subsidiaries. The Notes will rank senior in right of payment to any of Atlas’ existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment to the Notes. The Notes will rank equally in right of payment to all of Atlas’ existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. In addition, the Notes will be structurally subordinated to the indebtedness and other obligations of Atlas’ subsidiaries. As of December 31, 2016, Atlas had $19.4 million in outstanding indebtedness under its secured credit facilities governed by that certain loan and security agreement, dated March 9, 2015 (the “Loan Agreement”), by and among American Insurance Acquisition, Inc. (“American Acquisition”) and Fifth Third Bank, which Loan Agreement will be terminated following the repayment of all outstanding obligations thereunder, as described below.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $23.9 million, after deducting underwriting discounts and commissions and other estimated offering expenses. We intend to use the net proceeds of this offering, together with cash on hand, for the repayment of  $19.4 million in outstanding indebtedness under the Loan Agreement (which will then be terminated), repurchases of common stock, supporting organic growth, and potential acquisitions, as well as for general corporate purposes.
Optional Redemption
Atlas may, at its option, on any scheduled interest payment date commencing April 26, 2020, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of the Notes — Optional Redemption.” The holders of the Notes will not be able to compel repayment at any time prior to maturity and will not be entitled to any sinking fund.
Events of Default
The Notes will contain events of default, the occurrence of which may result in the acceleration of Atlas’ obligations under the Notes in certain circumstances. See “Description of the Notes — Events of Default; Waiver.”

Certain Covenants
The Notes will be issued under an indenture and supplemental indenture (collectively, the “Indenture”) to be dated as of the issuance date between Atlas and Wilmington Trust, National Association, as Trustee. The Indenture contains covenants that, among other things, limit: (i) the ability of Atlas to merge or consolidate, or lease, sell, assign or transfer all or substantially all of its assets; (ii) the ability of Atlas to sell or otherwise dispose of the equity securities of certain of its subsidiaries; (iii) the ability of certain of Atlas’ subsidiaries to issue equity securities; (iv) the ability of Atlas to permit certain of its subsidiaries to merge or consolidate, or lease, sell, assign or transfer all or substantially all of their respective assets; and (v) the ability of Atlas and its subsidiaries to incur debt secured by equity securities of certain of its subsidiaries. These covenants are subject to a number of important exceptions, qualifications and limitations. See “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants.”
Form
The Notes will be evidenced by global notes deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Book-Entry, Delivery and Form of Notes.”
Denominations
The Notes will be issued only in minimum denominations of  $25 and integral multiples in excess thereof.
Currency
Principal and interest on the Notes will be payable in U.S. dollars.
Further Issuances
Atlas may, from time to time, without notice to or consent of the holders of the Notes, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date and offering price. Such additional notes will be consolidated with the Notes issued in this offering and form a single series.
Listing
Atlas has applied to list the notes on the Nasdaq Global Market. If the listing is approved, trading of the Notes on the Nasdaq Global Market is expected to commence within 30 days after the initial delivery of the Notes. Currently, there is no public market for the Notes.
Governing Law
The Indenture and the Notes will be governed by the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.
Tax Considerations
You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material Federal Income Tax Considerations.”
Risk Factors
An investment in the notes involves certain risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-7, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Summary Consolidated Financial Data
The following table summarizes our consolidated financial data. Our historical results are not necessarily indicative of our results in any future period. The summary of our consolidated financial data set forth below should be read together with our consolidated financial statements and the related notes, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which is incorporated by reference into this prospectus supplement.
	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
	($ in ’000s, except for per share data)
Gross premium written	$225,095	$209,286	$122,432
Net premium earned	171,058	152,064	98,124
Net claims incurred	134,746	89,994	61,078
Underwriting expense:
Acquisition costs	18,803	18,592	14,048
Share-based compensation	1,552	1,613	1,470
Expenses (recovered) incurred related to acquisitions and stock underwriting agreements(1)	(6,297)	1,941	694
Other underwriting expenses(2)	27,237	21,971	12,393
Total underwriting expenses	41,295	44,117	28,605
Underwriting (loss) income	(4,983)	17,953	8,441
Net investment income	4,824	3,976	3,110
(Loss) income from operating activities, before tax	(159)	21,929	11,551
Interest expense(2)	(1,026)	(694)	—
Realized gains and other income	1,697	811	384
Net income before tax	512	22,046	11,935
Tax benefit from release of valuation allowance	—	—	(9,446)
Income tax (benefit) expense	(2,134)	7,616	3,679
Net income	$2,646	$14,430	$17,702
Key Financial Ratios:
Loss ratio	78.8%	59.2%	62.3%
Underwriting expense ratio:
Acquisition cost ratio	11.0%	12.2%	14.3%
Share-based compensation ratio	0.9%	1.1%	1.5%
Expenses (recovered) incurred related to acquisitions and stock underwriting agreements ratio(1)	(3.7)%	1.3%	0.7%
Other underwriting expense ratio	15.9%	14.4%	12.6%
Total underwriting expense ratio(1)	24.1%	29.0%	29.1%
Combined ratio(1)	102.9%	88.2%	91.4%
Earnings per common share diluted	$0.19	$1.13	$1.56
Book value per common share	$10.54	$10.15	$9.08
Return on equity	2.1%	12.1%	20.5%

(1)
For 2015 and 2014, we reclassified our presentation for costs related to acquisition and stock underwriting agreements from non-operating expenses to other underwriting expenses. The reclassification increased the total underwriting expense ratio and the combined ratio by 1.3% and 0.7% for the years ended December 31, 2015 and 2014, respectively. The reclassification increased total underwriting expenses and decreased underwriting income and income from operating activities, before tax by $1.9 million and $694,000 for the years ended December 31, 2015 and 2014, respectively.

(2)
For 2015, we restated our presentation for amortization of loan costs from other underwriting expense to interest expense in accordance with the Company’s adoption of Accounting Standards Update 2015-03. As a result, other underwriting expense and total underwriting expense decreased and income from operating activities, before tax and interest expense increased by $56,000. This restatement had a negligible impact on the other underwriting expense ratio, the total underwriting expense ratio and the combined ratio for the year ended December 31, 2015.

RISK FACTORS
An investment in our ordinary shares involves various material risks. You should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment.
Risks Related to the Notes
There are limited covenants in the Indenture.
In addition to our currently outstanding obligations and any Notes issued pursuant to this offering, neither Atlas nor any of its subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt or secured debt under our secured credit facilities, under the Indenture. If we incur additional debt or liabilities, Atlas’ ability to pay its obligations on the Notes could be adversely affected.
Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the Notes, including:
•
limiting Atlas’ ability to satisfy its obligations with respect to the Notes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements; and

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and putting us at a disadvantage compared to competitors with less indebtedness.

In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing securities.
Moreover, the Indenture does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience material adverse changes in our financial condition or results of operations. Holders of the Notes are also not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement.
For these reasons, you should not consider the covenants in the Indenture a significant factor in evaluating whether to invest in the Notes.
Although the Notes are “senior notes,” they will be effectively subordinate to Atlas’ secured indebtedness and structurally subordinate to all liabilities of Atlas’ subsidiaries. Effective and structural subordination increases the risk that Atlas will be unable to meet its obligations on the Notes when they mature.
The Notes are unsecured and, therefore, will effectively be subordinated to any secured indebtedness of Atlas currently outstanding or incurred in the future to the extent of the value of the collateral securing such indebtedness. As of the date of this prospectus supplement, Atlas has $19.4 million in outstanding secured indebtedness under the Loan Agreement. All of the stock of Atlas’ subsidiaries and substantially all of the assets of its non-insurance company subsidiaries are pledged to secure any indebtedness from time to time outstanding under the Loan Agreement. While Atlas intends to use cash on hand and the proceeds of this offering to repay all outstanding indebtedness and terminate its obligations under the Loan Agreement (including the pledge of assets described in the previous sentence), the Indenture does not limit the incurrence of additional indebtedness by Atlas, including indebtedness senior to the Notes, or by its subsidiaries. Additionally, the obligations under the Loan Agreement (including the pledge of assets described in this paragraph) will remain outstanding until the application of the net proceeds of this offering, which is intended to occur immediately following the receipt of such net proceeds. In the event of a bankruptcy or similar proceeding involving Atlas, any of its assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under such secured indebtedness before any payments are made on the Notes.
At December 31, 2016, American Acquisition was in compliance with the covenants of the Loan Agreement. In February 2017, American Acquisition filed its statutorily required financial statements for the year ended December 31, 2016, which are used to determine on-going compliance with the covenants contained in the Loan Agreement. As a result of the reserve strengthening described in Atlas’ Annual Report on Form 10-K and its effect on American Acquisition’s December 31, 2016 financial statements, American Acquisition was not in compliance with the Loan Agreement’s financial covenant relating to a funded debt to earnings before interest, taxes, depreciation and amortization ratio as of March 13, 2017. However, the parties agreed to amend certain terms of the Loan Agreement on April 18, 2017, pursuant to which Fifth Third Bank also waived noncompliance with the ratio for the period ended December 31, 2016. Additionally, this covenant will no longer apply following the repayment of the outstanding indebtedness and termination of American Acquisition’s obligations under the Loan Agreement as described above.
The Notes will be obligations of Atlas only, are not obligations of its subsidiaries, and are not guaranteed by any of its subsidiaries. In addition, the Notes will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables and lease obligations, of each of Atlas’ present and future subsidiaries. Atlas’ right to participate in any distribution of assets of its subsidiaries upon their liquidation or reorganization or otherwise, and thus your ability as a holder of the Notes to benefit indirectly from such distribution, will be subject to the prior claims of preferred equity holders (if any) and creditors of its present and future subsidiaries, except to the extent that Atlas may be recognized as a creditor with allowed claims against the subsidiary. Atlas’ present and future subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.
State statutes limit the aggregate amount of dividends that our subsidiaries may pay Atlas, thereby limiting its funds to make principal and interest payments on debt obligations, including its obligations under the Notes.
As a holding company without significant operations of its own, Atlas’ principal sources of funds are dividends and other payments from its subsidiaries. State insurance laws limit the ability of Atlas’ insurance company subsidiaries to pay dividends and require its insurance company subsidiaries to maintain specified minimum levels of statutory capital and surplus. The aggregate maximum amount of dividends permitted by law to be paid by an insurance company does not necessarily define an insurance company’s actual ability to pay dividends. The actual ability to pay dividends may be further constrained by business and regulatory considerations, such as the impact of dividends on surplus, by our competitive position and by the amount of premiums that we can write. Without regulatory approval, the aggregate maximum amount of dividends that could be paid to Atlas in 2017 by its insurance company subsidiaries is $10.4 million. State insurance regulators have broad discretion to limit the payment of dividends by insurance companies. Atlas’ ability to pay interest on the Notes as it comes due and the principal of the Notes at their maturity may be limited by these regulatory constraints.
Atlas may not be able to generate sufficient cash to service its debt obligations, including the Notes.
Atlas’ ability to make payments on and to refinance its indebtedness, including the Notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities available to Atlas sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness, including the Notes.

There may be no active trading market for the Notes.
The Notes will be a new issue of securities with no established trading market. Although Atlas has applied to have the Notes listed on the Nasdaq Global Market, there can be no assurance the Notes will be approved for listing or, if listed, that an active trading market for the Notes will develop, or, if one does develop, that it will be maintained. Although representatives of the underwriters have advised us that, following completion of the offering of Notes, one or more of the underwriters currently intend to make secondary markets in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. If an active trading market for the Notes does not develop or is not maintained, the market or trading price and liquidity of the Notes may be adversely affected. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition and results of operations.
The price at which holders will be able to sell their Notes prior to maturity will depend on a number of factors and may be substantially less than the amount originally invested.
We believe that the value of the Notes in any secondary market will be affected by the supply and demand of the Notes, the interest rate, their ranking and a number of other factors. The following factors may have an impact on the market value of the Notes:
•
United States interest rates.   We expect that the market value of the Notes will be affected by changes in interest rates in the United States. In general, if U.S. interest rates increase, the market value of the Notes may decrease.

•
Our credit ratings, financial condition and results.   Actual or anticipated changes in our A.M. Best ratings, other credit ratings, financial condition or results of operations may affect the market value of the Notes.

•
General economic conditions.   General economic conditions may affect the market value of the Notes.

•
Market for similar securities.   The market for similar securities may affect the market value of the Notes

Some of these factors are interrelated in complex ways. As a result, the effect of any one factor, such as an increase in United States interest rates, may be offset or magnified by the effect of one or more other factors.
Holders of the Notes will have limited rights if there is an event of default.
For all types of default, including default in the payment of principal or interest on the Notes or in the performance of any other obligations under the Notes, the acceleration of the principal amount of the Notes can only be activated by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes.
Atlas may redeem the Notes before maturity, and holders of the redeemed Notes may be unable to reinvest the proceeds at the same or a higher rate of return.
Atlas may redeem all or a portion of the Notes as described under “Description of the Notes — Optional Redemption.” If redemption does occur, holders of the redeemed Notes may be unable to reinvest the money received in the redemption at a rate that is equal to or higher than the rate of return on the Notes.

USE OF PROCEEDS
We expect that the net proceeds of this offering, after deducting underwriting discounts and commissions and other estimated offering expenses, will be approximately $23.9 million. We will retain broad discretion over the use of the net proceeds from the sale of the Notes. We intend to use the net proceeds of this offering, together with cash on hand, for the repayment of  $19.4 million in outstanding indebtedness under the Loan Agreement (which will then be terminated), repurchases of common stock, supporting organic growth, and potential acquisitions, as well as for general corporate purposes.
CAPITALIZATION
The following table sets forth our unaudited consolidated capitalization as of December 31, 2016. Our capitalization is presented:
•
on an actual basis, and

•
on an as-adjusted basis to give effect to the sale of  $25,000,000 aggregate principal amount of the Notes offered hereby, the repayment of all outstanding obligations under the Loan Agreement and the termination thereof.

The following data should be read together with our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement.
	As of December 31, 2016 (in thousands)
	Actual	As Adjusted
Notes payable, gross	$19,400	$—
6.625% senior unsecured notes due 2022	—	25,000
Total debt	$19,400	$25,000
Ordinary shares	$36	$36
Additional paid-in capital	199,244	199,244
Retained earnings (deficit)	(71,718)	(71,718)
Accumulated other comprehensive income (loss), net of tax	(220)	(220)
Total shareholders’ equity	127,342	127,342
Total capitalization	$146,742	$152,342

RATIO OF EARNINGS TO FIXED CHARGES
The following table shows our ratio of consolidated earnings to fixed charges for each of the preceding five fiscal years.
Fiscal Year Ended December 31,
2016	2015	2014	2013	2012
1.13x	19.71x	64.86x	69.47x	1.98x
For purposes of calculating these ratios, (a) “earnings” consist of pre-tax income (loss) plus fixed charges less capitalized interest, and (b) “fixed charges” consist of interest expense.

DESCRIPTION OF THE NOTES
The Notes will be a series of our senior unsecured debt securities as described in the accompanying prospectus under “Description of Debt Securities.” The Notes will be issued under a senior unsecured debt securities indenture to be dated April 26, 2017 (referred to herein as the “base indenture”), between us and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture with respect to the Notes. In this section, we refer to the base indenture, as supplemented by such supplemental indenture, as the Indenture. The following description of the Notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. The following description of the particular terms of the Notes supplements and replaces any inconsistent information set forth under the heading “Description of Debt Securities” in the accompanying prospectus.
General
The Notes will constitute a separate series of senior unsecured debt securities under the Indenture and will be issued in an initial aggregate principal amount of  $25,000,000 and will mature on April 26, 2022 (referred to herein as the “maturity date”), unless redeemed earlier as described below. The Notes will be issued only in fully registered book-entry form without coupons and in minimum denominations of  $25 and integral multiples of  $25 in excess thereof. The Notes will be issued pursuant to the Indenture.
We may, without the consent of any of the holders of the Notes, create and issue additional senior unsecured debt securities so that those additional senior unsecured debt securities would form a single series with the Notes (referred to herein as “same-series debt securities”) or that would form a new series of senior unsecured debt securities. Such same-series debt securities would have the same terms as the Notes in all respects, except for the issue date, the issue price and the initial interest payment date. The Notes offered by this prospectus supplement and any same-series debt securities would rank equally and ratably and would be treated as a single series of senior unsecured debt securities for all purposes under the Indenture.
The Notes will bear interest at the rate of 6.625% per year, accruing from April 26, 2017. Interest on the Notes will be payable quarterly in arrears on January 26, April 26, July 26 and October 26 of each year (each referred to herein as an “interest payment date”), commencing July 26, 2017, to the persons in whose names the Notes are registered at the close of business on the preceding January 11, April 11, July 11 and October 11, respectively. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, redemption date or the maturity date of the Notes is not a business day, then payment of the principal and interest may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.
The registered holder of a Note will be treated as the owner of the Note for all purposes. Only registered holders have rights under the Indenture. Payment of the principal of, and interest on, the Notes represented by a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note. See “Book-Entry, Delivery and Form of Notes” in this prospectus supplement for more information.
The Indenture contains no covenants or restrictions restricting the incurrence of debt by Atlas or its subsidiaries. The Indenture contains no financial covenants and does not restrict Atlas from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving Atlas or its subsidiaries that may adversely affect Atlas’ credit quality, except to the extent described under the headings “— Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” below.

The Notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by Atlas at the option of the holders. In addition, the Notes will not be convertible into, or exchangeable for, any other securities.
We may from time to time purchase the Notes in the open market or otherwise.
Interest
Interest on the Notes will accrue at the rate of 6.625% per annum, accruing from April 26, 2017. Interest on the Notes will be payable quarterly on January 26, April 26, July 26 and October 26 of each year, beginning July 26, 2017. Atlas will make each interest payment to the registered holders of Notes at the close of business on the January 11, April 11, July 11 and October 11 next preceding the applicable interest payment date. Interest on the Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will be the amount of interest accrued from and including April 26, 2017 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date, as the case may be.
If an interest payment date, redemption date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the Notes or such payment will accrue for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. A “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the place for payment are authorized by law, regulation or executive order to remain closed.
Methods of Receiving Payments on the Notes
The Notes will be payable as to principal and interest at the office or agency of the paying agent (which may be Atlas) or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their addresses set forth in the register of holders, and provided that all payments of principal and interest with respect to Notes a holder of which owns at least $10 million aggregate principal amount of Notes and has given wire transfer instructions to the paying agent at least ten (10) business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holder thereof.
Optional Redemption
We may, at our option, on April 26, 2020, or on any scheduled interest payment date thereafter, redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption.
On and after any redemption date, interest will cease to accrue on the Notes called for redemption. On or prior to any redemption date, Atlas is required to deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.
Selection and Notice
If less than all of the Notes are to be redeemed at any time, the Notes will be redeemed according to DTC’s procedures or, in the case of definitive notes, on a pro rata basis. Notes and portions of Notes selected shall be in minimum amounts of  $25 or whole multiples of  $25 in excess thereof, except that, if all of the Notes of a holder are to be redeemed, the entire outstanding amount of Notes held by such holder, even if not a multiple of  $25, shall be redeemed.
Notice of redemption will be given to each holder of Notes to be redeemed at least 30 but no more than 60 days before the applicable redemption date, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of any Note being redeemed in part upon surrender for cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption.
Listing
We have applied to list the Notes on the Nasdaq Global Market. If the listing is approved, we expect trading in the Notes to begin within 30 days of April 26, 2017, the original issue date.
Events of Default; Waiver
An “event of default,” when used in the Indenture, means any of the following:
•
Atlas’ default in the payment of any installment of interest on the Notes as and when due and payable, and continuance of such default for a period of 30 days;

•
Atlas’ default in the payment of the principal on the Notes as and when due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise;

•
Atlas’ failure to duly observe or perform any of the covenants, warranties or agreements on the part of Atlas in respect of the Notes in the Indenture (other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing events of default) and the continuance of such default or breach for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to Atlas by the Trustee, by registered mail, or to Atlas and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes;

•
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of Atlas, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25 million in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of  $25 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to Atlas by the Trustee, by registered mail, or to Atlas and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes;

•
the failure by Atlas within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of  $25 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•
a decree or order by a court having jurisdiction in the premises shall have been entered adjudging Atlas bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of Atlas under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of Atlas or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

•
Atlas shall institute proceedings to be adjudicated voluntarily bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
If an event of default occurs and continues, the Trustee by notice to Atlas, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to Atlas (with a copy to the Trustee), may declare the entire principal of and all accrued but unpaid interest on all the Notes to be due and payable immediately. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the outstanding Notes. The Indenture also provides that the holders of a majority in principal amount of the Notes may waive any existing default with respect to the Notes and its consequences, except a default in the payment of the principal of and interest on the Notes.
The holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may decline to follow any such direction if the Trustee determines upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith determines that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the Notes not joining in the giving of such directions. In addition, the Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction received from the holders of the Notes. The Trustee shall not be obligated to take any action at the direction of holders unless such holders have provided to the Trustee security or indemnity satisfactory to the Trustee.
In case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnification satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a Note may pursue any remedy with respect to the Indenture or such Note unless:
•
such holder has previously given the Trustee written notice of the occurrence of an event of default and the continuance thereof;

•
holders of not less than 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

•
such holders provide to the Trustee security or indemnity reasonably acceptable to the Trustee against any loss, liability or expense;

•
the Trustee has not complied with such request within 60 days after receipt of the request and the provision of security or indemnity reasonably acceptable to the Trustee; and

•
the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

Except in the case of a default or event of default in payment of principal of and interest on any Note, the Trustee will be protected in withholding notice of a default or event of default if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the holders of the Notes. Atlas is required to deliver to the Trustee annually a statement from its applicable officers regarding whether or not they have knowledge of any default or event of default. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.
Ranking
The Notes will be senior unsecured indebtedness of Atlas Financial Holdings, Inc. only and will not be obligations of or guaranteed by any of its subsidiaries. As such, the Notes will:

•
rank senior in right of payment to any of Atlas’ existing and future indebtedness and other obligations that are, by their terms, expressly subordinated or junior in right of payment to the Notes;

•
rank equally in right of payment to all of Atlas’ existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated or junior in right of payment to the Notes;

•
be effectively subordinated to all of Atlas’ existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing such secured indebtedness and other obligations; and

•
be structurally subordinated to the indebtedness and other obligations of all of Atlas’ subsidiaries.

American Acquisition, a subsidiary of Atlas, is party to the Loan Agreement with Fifth Third Bank, which provides secured credit facilities consisting of  (i) a $30.0 million term loan credit facility which was available to be drawn in increments and (ii) a $5.0 million revolving credit facility. As of the date of this prospectus supplement, Atlas has $19.4 million in outstanding secured indebtedness under the Loan Agreement. All of the stock of Atlas’ subsidiaries and substantially all of the assets of its non-insurance company subsidiaries are pledged to secure any indebtedness from time to time outstanding under the Loan Agreement. In connection with this offering and substantially simultaneously with the delivery of the Notes, Atlas intends to repay all amounts outstanding under each of the credit facilities, and terminate all parties’ commitments and obligations under the Loan Agreement.
Merger, Consolidation, Sale, Lease or Conveyance
The terms of the Indenture and the Notes do not prevent any consolidation or merger of Atlas with or into any other person, or successive consolidations or mergers in which Atlas or its successor or successors is a party or parties, or prevent any sale, conveyance or lease of all or substantially all of the property of Atlas to any other person authorized to acquire and operate the same. However, the terms of the Indenture and the Notes require that any such consolidation, merger, sale, conveyance or lease be upon the condition that:
•
immediately after such consolidation, merger, sale, conveyance or lease, the person formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease is made, is not in default in the performance or observance of any of the terms, covenants and conditions of the Indenture to be kept or performed by Atlas; and

•
the due and punctual payment of the principal of and premium, if any, and interest on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Atlas, are expressly assumed by the person (if other than Atlas) formed by such consolidation, or into which Atlas is merged, or by the person which shall have acquired or leased such property.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which Atlas is merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, Atlas under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, Atlas will be released from all its liabilities and obligations under the Indenture and under the Notes.
Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precisely established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” the property or assets of a person.

Certain Covenants
Subject to certain exceptions, the Indenture:
•
prohibits Atlas from, directly or indirectly, selling, assigning, pledging, transferring or otherwise disposing, and Atlas cannot permit any of its subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of, shares of voting capital stock, or securities convertible into voting capital stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; and

•
prohibits Atlas from permitting a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock, unless Atlas will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of the Material Subsidiary after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under “— Merger, Consolidation, Sale, Lease or Conveyance.”

Furthermore, under the Indenture, except pursuant to the Loan Agreement (which will be terminated following the issuance of the Notes as described above under “Use of  “Proceeds”), Atlas may not permit a Material Subsidiary to:
•
merge or consolidate with or into any corporation or other person, unless such Material Subsidiary is the surviving corporation or person, or unless Atlas will own, directly or indirectly, at least 90% of the surviving corporation’s issued and outstanding voting stock;

•
lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless Atlas will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of that corporation or other person; or

•
pay any dividend in a Material Subsidiary’s voting capital stock or make any other distribution in its voting capital stock, other than to Atlas or its other subsidiaries, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Notes.

A Material Subsidiary means a direct or indirect subsidiary of Atlas that is an insurance company with statutory surplus of at least $15 million for the most recently completed fiscal quarter.
However, Atlas may agree to any such merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets if: (i) required by law and such lease, sale, assignment or transfer of securities is made to any person for the purpose of the qualification of such person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by Atlas or any of its subsidiaries acting in a fiduciary capacity for any person other than Atlas or any of its subsidiaries; (iii) made in connection with the consolidation of Atlas with or the sale, lease or conveyance of all or substantially all of the assets of Atlas to, or merger of Atlas with or into, any other person (as to which the covenant described above under the heading “— Merger, Consolidation, Sale, Lease or Conveyance” shall apply); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by Atlas of another entity; provided that in the case of  (iv) only, after giving effect to such acquisition, (y) at least 90% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by Atlas and (z) Atlas’ consolidated assets will be at least equal to 70% of its consolidated assets prior to the acquisition. These covenants will not prohibit Atlas or a Material Subsidiary from pledging any assets to secure borrowings incurred in the ordinary course of business.
Furthermore, for so long as the Notes are outstanding, Atlas may not under the Indenture, nor may it permit any of its subsidiaries to, incur debt for borrowed money, commitments for the extension of debt for borrowed money or other obligations in excess of the greater of  (i) $10 million and (ii) 10% of shareholders’ equity as reported in the most recent consolidated financial statements filed with the Securities and Exchange Commission, in each case in the aggregate, which is secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the Notes equally and ratably with that secured debt. However, this covenant will not apply to the extent that Atlas continues to own, directly or indirectly, at least 90% of the issued and outstanding voting stock of each Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party). The foregoing restriction does not apply to any:
•
pledge, encumbrance or lien to secure Atlas’ indebtedness or the indebtedness of a subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

•
lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which Atlas is contesting in good faith by appropriate proceedings so long as Atlas has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) which secure obligations of less than $500,000 in amount; or

•
lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 90 days, (ii) is currently being contested in good faith by appropriate proceedings so long as Atlas has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) involves claims of less than $500,000.

The holders of not less than a majority in aggregate principal amount of the Notes may waive compliance in a particular instance by Atlas with any provision of the Indenture or the Notes, including the foregoing covenants, except as otherwise stated below under “— Modification of the Indenture.”
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all Notes (except for certain surviving rights of the Trustee and Atlas’ obligations with respect thereto), when:
(1)
either: (a) all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment has been deposited in trust or segregated and held in trust by Atlas and thereafter repaid to Atlas, have been delivered to the Trustee for cancellation; or (b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable at their stated maturity, (ii) shall become due and payable within one year or (iii) if redeemable at Atlas’ option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Atlas and Atlas has irrevocably deposited with the Trustee or the paying agent, in trust, for the benefit of the holders of the Notes, cash in United States dollars and/or non-callable government securities in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued but unpaid interest, to the date of maturity or redemption, as the case may be;

(2)
Atlas has paid all sums payable by it under the Indenture with respect to the Notes;

(3)
Atlas has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(4)
Atlas has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the Notes have been satisfied.

Legal Defeasance and Covenant Defeasance
Legal Defeasance.
Atlas will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after it has made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain obligations to register the transfer of or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold funds for payment in trust) if:

(1)
Atlas has irrevocably deposited with the Trustee, in trust, cash in United States dollars and/or non-callable government securities that will provide funds in amount sufficient, without reinvestment, in the opinion of a nationally recognized public accounting firm, to pay the principal of, premium, if any, and accrued interest on the Notes at the time such payments are due or on the applicable redemption date in accordance with the terms of the Indenture;

(2)
Atlas has delivered to the Trustee: (i) an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture; and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3)
no default (as defined above) or event of default will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of Atlas are concerned, during the period ending on the 91st day after the date of such deposit;

(4)
Atlas shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that, subject to certain assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(5)
the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

Covenant Defeasance.
Atlas will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the Notes other than an event of default due to its failure to pay the principal of or interest on the Notes when due, upon the satisfaction of the conditions described in clauses 1, 2, 3, 4 and 5 of the preceding paragraph.
If Atlas exercises its option to omit compliance with certain provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the Trustee may not be sufficient to pay amounts due on the Notes at the time of acceleration resulting from such event of default. In such event, Atlas will remain liable for such payments.
Modification of the Indenture
With the consent of the holders of greater than 50% in aggregate principal amount of the Notes then outstanding, waivers, modifications and alterations of the terms of the Indenture may be made which affect the rights of such holders of the Notes. However, no modification or alteration may, without the consent of all holders of the Notes then outstanding affected thereby:
•
change the stated maturity of the principal of, or any premium or any installment of interest on, the Notes;

•
reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, the Notes;

•
change the redemption provisions of the Notes;

•
change the place of payment or the coin or currency in which the principal of or any premium or interest on the Notes is payable;

•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the Notes or, in the case of redemption, on or after the redemption date;

•
modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the Trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•
reduce the percentage of Notes, the holders of which are required to:

•
consent to any supplemental indenture;

•
rescind and annul a declaration that the Notes are due and payable as a result of the occurrence of an event of default;

•
waive any past event of default under the Indenture and its consequences; and

•
waive compliance with other specified provisions of the Indenture.

In addition, as described in the description of  “Events of Default; Waiver” set forth above, holders of greater than 50% in aggregate principal amount of the Notes then outstanding may waive past events of default with respect to the Notes in specified circumstances and may direct the trustee in enforcement of remedies.
Atlas and the Trustee may, without the consent of any holders, modify and supplement the Indenture:
•
to evidence the succession of another corporation to Atlas under the Indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the Indenture;

•
to add to the covenants applicable to Atlas such further covenants, restrictions, conditions or provisions as our board of directors and the Trustee shall consider to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

•
to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture or any description of such provision contained in this “Description of the Notes;”

•
to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•
to make other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•
to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the Indenture with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to modify, amend or supplement the Indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the Indenture shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•
to provide for the issuance under the Indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•
to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•
to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Outstanding Notes; Determinations of Holders’ Actions
Notes outstanding at any time are the Notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A Note does not cease to be outstanding because Atlas or an affiliate of Atlas holds the Note; provided, that in determining whether the holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, Notes owned by Atlas or an affiliate of Atlas will be disregarded and deemed not to be outstanding; provided further, that for purposes of determining whether the Trustee shall be protected in relying on such request, demand, authorization, notice, consent, amendment or waiver, only Notes which a responsible officer of the Trustee actually knows are so owned shall be disregarded. If the paying agent holds on a redemption date money or securities sufficient to pay Notes payable on that date, then immediately after such redemption date such Notes will cease to be outstanding.
The Trustee may make reasonable rules for action by or a meeting of holders of the Notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.
Limitation on Individual Liability
No director, officer, employee, incorporator or stockholder of Atlas, as such, will have any liability for any obligations of Atlas under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Note, by accepting a Note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
Trustee
Wilmington Trust, National Association will act as trustee for the Notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States or any state thereof, and must comply with the applicable requirements under the Trust Indenture Act. The Trustee may resign at any time by giving Atlas written notice and may be removed as Trustee with respect to the Notes:
•
by notification in writing by the holders of a majority in aggregate principal amount of the outstanding Notes; or

•
by Atlas if the Trustee (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States or any state thereof; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy or insolvency.

If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, Atlas will promptly appoint a new Trustee. A resignation or removal of the Trustee will become effective only upon the successor Trustee’s acceptance of appointment in writing. The successor Trustee will deliver a notice of its succession to holders of the Notes.

If the Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the Notes, within 90 days after the Trustee has acquired a conflicting interest which has not been cured or waived, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the Notes issued under the Indenture. If the Trustee resigns, Atlas is required to promptly appoint a successor trustee with respect to the Indenture and the Notes.
The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction.
The Trustee and/or certain of its affiliates may provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.
Notices
Any notices required to be given to the holders of the Notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.
Governing Law
The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES
General
The Notes will be issued in registered, global form in minimum denominations of  $25 and integral multiples of  $25 in excess thereof. The Notes will be issued on the issue date therefor only against payment in immediately available funds.
The Notes initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive fully registered form without interest coupons (referred to herein as “global notes”). The global notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.
Except as set forth in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “— Exchange of Book Entry Notes for Certificated Notes.” Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither Atlas nor the Trustee takes any responsibility for these operations and procedures and urges investors to contact the systems or their participants to directly discuss these matters.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (referred to herein as “participants”), and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (referred to herein as “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.
DTC has advised us that, pursuant to procedures established by it:
•
upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the global notes; and

•
ownership of interests in the global notes will be shown on, and the transfer of ownership of the global notes will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Upon issuance, a holder may hold its interests in the global notes directly through DTC if it is a participant, or indirectly through organizations that are participants or indirect participants. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the Notes, see “— Exchange of Book Entry Notes for Certificated Notes.”
Except as described below, owners of interests in the global notes will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments on the global notes registered in the name of DTC, or its nominee, will be payable in immediately available funds by the Trustee (or the paying agent if other than the Trustee) to DTC or its nominee in its capacity as the registered holder under the Indenture. Atlas and the Trustee, as applicable, will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the Trustee nor any agent thereof has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised Atlas that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Trustee, as applicable, or Atlas.
Neither Atlas nor the Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the Notes, and Atlas and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Redemption notices shall be sent to DTC or its nominee.
Initial settlement for the Notes will be made in immediately available funds. Any secondary market trading activity in interests in the global notes will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants who have an interest in DTC’s global notes in respect of the portion of the principal amount of the Notes as to which the participant or participants has or have given direction. However, if an event of default exists under the Indenture, DTC reserves the right to exchange the global notes for Notes in certificated form and to distribute the certificated Notes to its participants.
Atlas believes that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but Atlas does not take responsibility for the accuracy of this information. Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global notes among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. Neither

Atlas nor the Trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global notes that are maintained by DTC or any of its participants or indirect participants.
Exchange of Book-Entry Notes for Certificated Notes
A global note is exchangeable for certificated Notes in definitive, fully registered form without interest coupons if:
•
DTC notifies Atlas that it is unwilling or unable to continue as depositary for the global notes and Atlas fails to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and Atlas fails to appoint a successor depositary within 90 days of becoming aware of this condition;

•
at Atlas’ request, DTC notifies holders of the Notes that they may utilize DTC’s procedures to cause the Notes to be issued in certificated form, and such holders request such issuance; or

•
an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the Indenture and a request is made by DTC or one of its participants.

In addition, beneficial interests in a global note may be exchanged by or on behalf of DTC for certificated Notes upon request by DTC, but only upon at least 20 days prior written notice given to the Trustee in accordance with DTC’s customary procedures. In all cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations relevant to U.S. holders and non-U.S. holders (each as defined below) relating to the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, judicial decisions and rulings, pronouncements and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial, or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.
The following discussion does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of beneficial holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. holders whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, or investors in pass-through entities and the applicable pass-through entity, including partnerships and Subchapter S corporations that invest in the Notes. In addition, this discussion is limited to beneficial owners who are the initial purchasers of the Notes at their original issue price and hold the Notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, any foreign tax laws or any tax treaties, or the Medicare tax on net investment income. The following discussion also assumes that Atlas is treated as a U.S. corporation for U.S. federal tax purposes. See our Annual Report on Form 10-K under “Risk Factors — U.S. Tax Risks.”
If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the Notes, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Notes.
THIS DISCUSSION IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.
Treatment as a U.S. Corporation
As described in our Annual Report on Form 10-K under “Risk Factors — U.S. Tax Risks,” pursuant to certain “expatriation” provisions of the Code, the reverse merger agreement relating to the reverse merger transaction which resulted in the formation of our company provides that the parties intend to treat our company as a U.S. corporation for U.S. federal income tax purposes. The expatriation provisions are complex, are largely unsettled and subject to differing interpretations, and are subject to change, perhaps retroactively. If Atlas were not to be treated as a U.S. corporation for U.S. federal income tax purposes, holders could be subject to materially different consequences than those described below. The remainder of this discussion assumes that Atlas is properly treated as a U.S. corporation.

U.S. Holders
The term “U.S. holder” is used herein to mean a beneficial owner of a Note that is:
•
an individual who is a citizen of the United States or who is a resident alien of the United States for U.S. federal income tax purposes;

•
a corporation or other entity taxable for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of Interest.   All of the Notes are expected to be issued at face value or a de minimis discount to face value and will bear interest at a fixed rate. Accordingly, interest on each Note will generally be includable in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement, or Disposition.   A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a Note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a Note is attributable to accrued but unpaid interest on the Note (which amount will be taxable as ordinary income to the extent not previously included in income), and (ii) the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally equal the cost of the Note to such U.S. holder.
Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale, exchange, redemption, retirement, or other taxable disposition, the Note has been held by the U.S. holder for more than one year. Otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower U.S. federal income tax rate on their net long-term capital gains than that applicable to ordinary income. U.S. holders are subject to certain limitations on the deductibility of their capital losses.
Information Reporting and Backup Withholding.   U.S. holders of Notes, except for certain exempt recipients, will generally be subject to information reporting and backup withholding on payments of interest, principal, and gross proceeds from a disposition of Notes. Backup withholding generally applies if the U.S. holder:
•
fails to furnish a social security or other taxpayer identification number within a reasonable time after a request for such information;

•
furnishes an incorrect taxpayer identification number;

•
fails to report interest or dividends properly; or

•
fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that the U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided such U.S. holder timely furnishes the required information to the IRS. U.S. holders of Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Atlas cannot refund amounts once withheld.
Atlas will furnish annually to the IRS, and to record holders of the Notes to whom it is required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the Notes.

Non-U.S. Holders
The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note (other than a partnership or other entity or arrangement classified as a partnership or as a “disregarded entity” for U.S. tax purposes) who is not a U.S. holder (a “non-U.S. holder”). In the case of a non-U.S. holder who is an individual, the following discussion assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.
Taxation of Interest.   Subject to the summary of backup withholding rules below, payments of interest on a Note to any non-U.S. holder generally will not be subject to U.S. federal income tax or withholding provided Atlas or the person otherwise responsible for withholding of U.S. federal income tax from payments on the Notes receives a required certification from the non-U.S. holder (as discussed below) and the non-U.S. holder is not:
•
an actual or constructive owner of 10% or more of the total combined voting power of Atlas common stock;

•
a controlled foreign corporation related, directly or indirectly, to Atlas through stock ownership;

•
a bank receiving interest described in Code Section 881(c)(3)(A); or

•
receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or W-8BEN-E (or other appropriate form) under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank, or other financial institution holds the Notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, in order to satisfy the certification requirement Atlas or the person who otherwise would be required to withhold U.S. federal income tax must receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or W-8BEN-E (or other appropriate form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of such a form is furnished to Atlas or other appropriate payor. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to Atlas or the paying agent. In addition, special rules apply to payments made through a qualified intermediary.
A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the Notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. In order to claim the benefit of a lower applicable treaty rate, a Non-U.S. holder must provide Atlas, or the person who would otherwise be required to withhold U.S. federal income tax, with the required certification (generally, an IRS Form W-8BEN or W-8BEN-E (or other appropriate form)).
If the payments of interest on a Note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a branch profits tax at a rate of 30%, or a lower applicable tax treaty rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to withholding of U.S. federal income tax so long as the holder provides Atlas, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification (generally, an IRS Form W-8ECI).
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange, Retirement or Disposition.   Subject to the summary of backup withholding rules below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, retirement, or other disposition of a Note generally will not be subject to U.S. federal income tax, unless:
•
such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Proceeds from the disposition of a Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a Note.
Information Reporting and Backup Withholding.   Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.
Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification of non-U.S. status, as described above, has been received or an exemption otherwise has been established, provided that neither Atlas nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of the Notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting, but generally not backup withholding, on the payment unless the broker has documentary evidence in its files that the beneficial owner is a non-U.S. holder or the non-U.S. holder otherwise establishes an exemption, provided that the broker has no knowledge or reason to know to the contrary.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability provided such non-U.S. holder furnishes the required information to the IRS. Atlas cannot refund amounts once withheld.
FATCA
Provisions of the Hiring Incentives to Restore Employment Act regarding foreign account U.S. tax compliance, known as the “Foreign Account Tax Compliance Act” or “FATCA”, impose a U.S. federal withholding tax of 30% on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities.” Specifically, a 30% withholding tax generally is imposed on payments of interest on, and gross proceeds from the sale or other disposition of, the Notes to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, or (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it generally must enter into an agreement with the United States Treasury that requires, among other things, that it undertake to identify accounts held by certain United States persons or foreign entities owned by United States persons, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Under final regulations and published guidance under FATCA, Atlas (or another applicable withholding agent) is obligated to withhold from payments made to a foreign financial institution or a non-financial foreign entity under with respect to interest payments, and will be obligated to withhold on gross proceeds of a sale or other disposition (including redemption or retirement) of the Notes occurring after December 31, 2018.
Prospective investors should consult their tax advisors regarding these withholding provisions as well as the status of the proposed United States Treasury Regulations on an investment in the Notes.
THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

UNDERWRITING
We are offering the Notes in an underwritten offering through Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), as the representative of the several underwriters named below. Subject to the terms and conditions contained in an underwriting agreement dated April 21, 2017, we have agreed to sell to the underwriters and each underwriter has severally agreed to purchase, the principal amount of Notes set forth opposite such underwriter’s name:
Name	Principal Amount of Notes
Sandler O’Neill & Partners, L.P.	$16,250,000
Boenning & Scattergood, Inc.	6,250,000
American Capital Partners, LLC	2,500,000
Total:	$25,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.
The underwriters propose to offer the Notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from April 26, 2017 to the date of delivery of the Notes, and to certain dealers at a concession not to exceed 2.00% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.40% of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the public offering price and other selling terms may be changed by the underwriters.
The Notes consist of a new issue of securities with no established trading market. We have applied to list the Notes on the Nasdaq Global Market. The underwriters have advised us that they intend to make a market in the Notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the Notes.
Certain expenses associated with the offer and the sale of the Notes, exclusive of the underwriting discount, are estimated to be approximately $312,500 and will be paid by Atlas.
In connection with the offering, Sandler O’Neill, as representative of the underwriters, may purchase and sell Notes in the open market. These transactions may include syndicate covering transactions and stabilizing transactions. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Notes originally sold by the syndicate member.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.
The underwriters have in the past provided, and may in the future provide, investment banking and advisory services to Atlas and its affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services.
Atlas has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.
Atlas has agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering.

Our Relationship with the Underwriters
The underwriters, and some of their affiliates, have performed and expect to continue to perform financial advisory and investment banking services for us from time to time in the ordinary course of their respective businesses, and have received, and may continue to receive, compensation for such services.
The Notes are being offered by the underwriters, subject to prior sale, when, as and if sold to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.
The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes in this offering if any are purchased.

EXPERTS
The annual consolidated financial statements incorporated by reference in this prospectus supplement have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
The validity of the senior unsecured debt securities offered hereby will be passed upon for us by DLA Piper LLP (US), New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mayer Brown LLP, New York, New York.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus supplement and the accompanying prospectus, which we refer to together as the prospectus, do not contain all of the information set forth in the related registration statement or the exhibits filed therewith. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement on Form S-3 and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith and such reports, proxy statements and other information may be inspected, without charge, at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement and such reports, proxy statements and other information may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Our reports, proxy statements and other information filed with the SEC are also available on our website at http://www.atlas-fin.com. Information on our website does not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:
•
our Annual Report on Form 10-K for the year ended December 31, 2016; and

•
our Definitive Proxy Statement relating to our 2016 extraordinary general meeting of shareholders to be filed with the SEC on or about April 24, 2017.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering to which this prospectus relates will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Atlas Financial Holdings, Inc., 150 N.W. Point Boulevard, Elk Grove Village, Illinois 60007, Attention: Scott D. Wollney (telephone number: (847) 472-6700).

PROSPECTUS
ATLAS FINANCIAL HOLDINGS, INC.
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

This prospectus relates to the offer and sale from time to time of up to an aggregate amount of $60,000,000 of any combination of the securities described in this prospectus, in one or more classes or series, and in amounts, at prices and on terms that we will determine at the time of the offerings.
This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the applicable prospectus supplement, any other offering material and the documents incorporated or deemed to be incorporated by reference carefully before you invest.
We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.
The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “AFH”.
Our principal executive offices are located at 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, and our telephone number is (847) 472-6700.

Investing in our securities involves risk. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements relating to any specific offering and in other information that we file with the Securities and Exchange Commission, as described in “Risk Factors” on page 1. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2014.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.
Unless the context otherwise requires or as otherwise specified, references in this prospectus to “the Company,” “Atlas,” “we,” “us,” and “our,” refer to Atlas Financial Holdings, Inc. and its subsidiaries.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the section “Risk Factors” in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include:
•
changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory condition;

•
expectations regarding our potential growth;

•
our inability to maintain our ordinary shares listed for trading on the NASDAQ Capital Market;

•
our financial performance;

•
our competitive position;

•
the introduction and proliferation of competitive products;

•
an inability to achieve sustained profitability;

ii

•
failure to implement our short- or long-term growth strategies;

•
operating and capital expenditures by us and the insurance and reinsurance industry;

•
the cost of retaining and recruiting our key personnel, independent agents and brokers or the loss of such key personnel, independent agents and brokers;

•
risks associated with the expansion of our business in size and geography;

•
risks associated with our new “excess taxi” program written by a single agent in New York;

•
operational risk;

•
risks associated with our integration of Gateway Insurance Company;

•
geopolitical events and regulatory changes;

•
changing interpretations of generally accepted accounting principles;

•
general economic conditions;

•
our ability to obtain additional financing, if necessary;

•
the adverse effect our securities issued pursuant to this offering may have on the market price of our ordinary shares;

•
our business strategies;

•
compliance with applicable laws; and

•
our liquidity.

Any forward-looking statement made by us speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
iii

THE COMPANY
We are a financial services holding company incorporated under the laws of the Cayman Islands. Our core business is the underwriting of commercial automobile insurance policies, focusing on the “light” commercial automobile sector, which is carried out through our insurance subsidiaries, American Country Insurance Company, American Service Insurance Company, Inc., and Gateway Insurance Company. This sector includes taxi cabs, non-emergency para-transit, limousine, livery and business auto. Our goal is to be the preferred specialty commercial transportation insurer in any geographic areas where our value proposition delivers benefit to all stakeholders.
Our principal executive offices are located at 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, and our telephone number is (847) 472-6700.
RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds received from the sale of the securities offered by this prospectus and any prospectus supplement will be used for general corporate purposes, including, without limitation, financing of possible acquisitions, business expansion and working capital.
DESCRIPTION OF SHARE CAPITAL
The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to the memorandum and articles of association of the Company, as amended and/or restated from time to time.
We are authorized to issue up to (i) 266,666,667 ordinary shares, par value $0.003 per share, (ii) 100,000,000 preferred shares, par value $0.001 per share, and (iii) 33,333,334 restricted voting common shares, par value $0.003 per share (“restricted common shares”), which convert to ordinary shares upon the sale of such shares. As of March 31, 2014, 9,477,723 ordinary shares were issued and outstanding, 2,000,000 preferred shares were issued and outstanding (“existing preferred shares”), and 132,863 restricted common shares were issued and outstanding.
Ordinary Shares
Dividend Rights
Subject to the rights attached to any other classes of our shares ranking prior to the ordinary shares, including our existing preferred shares described below, the holders of ordinary shares are entitled to receive any dividends that are declared by our board of directors at the times and for the amounts that the board of directors may, from time to time, determine. The ordinary shares rank equally with the restricted common shares as to dividends on a share-for-share basis and all dividends declared shall be declared in equal or equivalent amounts per share on all ordinary shares and restricted common shares, without preference or distinction.

Dividends on our existing preferred shares accrue on a daily basis at the prorated annual rate of  $0.045 per preferred share and shall be cumulative. To the extent we do not pay a dividend on our existing preferred shares in cash or in additional shares, the dividend shall accrue and accumulate compounded yearly whether or not such dividend was declared. No dividends shall be paid on any ordinary shares or restricted common shares until dividends on our existing preferred shares shall have been paid or declared and set apart. The holders of our existing preferred shares will be entitled to the greater of the dividend on the ordinary shares (on an as converted basis) and the preferred shares in that fiscal year. The cumulative amount of dividends to which the existing preferred shareholder is entitled upon liquidation (or sooner, if we declare dividends) was $113,000 as of March 31, 2014.
Voting Rights
The holders of our ordinary shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except those at which holders of a specific class are entitled to vote separately as a class. Ordinary shares carry one vote per share held and vote along with the restricted common shares.
Rights in the Case of Liquidation, Winding-Up or Dissolution
Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment may be made to any of the holders of our ordinary shares or restricted common shares, the holders of our existing preferred shares are entitled to receive out of our assets, an amount in cash or kind for each existing preferred share equal to the greater of  (i) $0.33 per existing preferred share (as such amount shall be appropriately adjusted to take into account stock splits, stock dividends and similar events) plus all declared and unpaid dividends thereon and (ii) the amount such holder would receive in liquidation if the existing preferred shares had been converted to restricted common shares or ordinary shares, as applicable, immediately prior to the liquidation.
After payment in full of the liquidation amount, including, without limitation, all declared and unpaid dividends on our existing preferred shares and any other classes of our shares ranking prior to the ordinary shares, our assets legally available for distribution, if any, will be distributed ratably to the holders of ordinary shares and restricted common shares.
Conversion
In the event that an offer is made to purchase our restricted common shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the restricted common shares are then listed, to be made to all or substantially all of the holders of the restricted common shares, each ordinary share shall become convertible at the option of the holder into one restricted common share at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of ordinary shares for the purpose of depositing the resulting restricted common shares pursuant to the offer and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning the voting rights for ordinary shares notwithstanding their conversion. Our registrar and transfer agent shall deposit the resulting restricted common shares on behalf of the holder.
Should the restricted common shares issued upon conversion and tendered in response to the offer be withdrawn by the holders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the restricted common shares resulting from the conversion shall be automatically reconverted, without further act on the part of us or the holder, to ordinary shares.
The ordinary shares may not be converted into restricted common shares, or vice versa, other than in accordance with the conversion procedure set out in our articles.

Other Provisions
The holders of our ordinary shares are not entitled to preemptive or similar rights. There are no redemption or sinking fund provisions applicable to our ordinary shares. No subdivision or consolidation of the ordinary shares shall occur unless, simultaneously, the restricted common shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Preferred Shares
We are also authorized to issue up to 98,000,000 “blank check” preferred shares, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the shareholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.
If we offer preferred shares, we will file the terms of the preferred shares with the SEC, and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:
•
the series, the number of shares offered and the liquidation value of the preferred shares;

•
the price at which the preferred shares will be issued;

•
the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred shares;

•
the liquidation preference of the preferred shares;

•
the voting rights of the preferred shares;

•
whether the preferred shares are redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•
whether the preferred shares are convertible or exchangeable for any other securities, and the terms of any such conversion; and

•
any additional rights, preferences, qualifications, limitations and restrictions of the preferred shares.

It is not possible to state the actual effect of the issuance of any additional preferred shares upon the rights of holders of our ordinary shares until our board of directors determines the specific rights of the holders of the preferred shares. However, these effects might include:
•
decreasing the amount of earnings and assets available for distribution to holders of ordinary shares;

•
restricting dividends on the ordinary shares;

•
diluting the voting power of the ordinary shares;

•
impairing the liquidation rights of the ordinary shares; and

•
delaying, deferring or preventing a change in control of the Company.

Indemnification
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association permit indemnification of directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from breach of trust, breach of duty, dishonesty, fraud or willful default of such directors or officers.
The Company provides additional indemnification for its directors and senior executive officers separate from that provided in its memorandum and articles of association. These indemnification agreements, among other things, require us to indemnify such persons for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the director or officer.
The Company also maintains a directors and officers liability insurance policy for its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted with respect to our directors or officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “our company,” “the Company,” “we,” “us,” and “our” refer to Atlas Financial Holdings, Inc., and not any of its subsidiaries, unless the context otherwise requires.
Senior debt securities will be issued under an indenture between the Company and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between the Company and a trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.
The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.
General
The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may, from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.
The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Material U.S. federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.
Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of our company and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior debt securities of ours as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.
The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. As of April 24, 2014, we had no senior debt securities or subordinated debt securities outstanding.
We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.
The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:
•
the title of the offered debt securities;

•
any limit upon the aggregate principal amount of the offered debt securities;

•
the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•
the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•
the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•
the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•
the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of  $2,000 and any integral multiples of  $1,000 in excess thereof;

•
if other than the currency of the United States of America, the currencies in which payments of interest or principal of  (and premium, if any, with respect to) the offered debt securities are to be made;

•
if the interest on or principal of  (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•
whether the amount of payments of interest on or principal of  (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index,

formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;
•
the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•
the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•
any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•
if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•
the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our ordinary shares or other securities or property or cash in lieu of our ordinary shares or other securities or property, or any combination thereof; and

•
any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments
Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in debt security register.
Denominations, Registration and Transfer
Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of  $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.
We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares or preferred shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of ordinary shares or preferred shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time described in the related prospectus supplement and/or other offering material.
Merger
Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:
•
immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing; and

•
the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.
Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction involving us.
Modification of the Indentures
With the consent of the holders of a majority in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:
•
change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•
reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•
reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•
change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security of that series;

•
change the place of payment or the coin or currency in which the principal of or any premium or interest on any debt security of that series is payable;

•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•
make any change that adversely affects the right to convert or exchange any debt security into or for ordinary shares, preferred shares or other securities, cash or property in accordance with its terms;

•
modify any of the provisions of the indenture relating to the offices for notices and payments, filling vacancies in the trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

•
reduce the percentage of debt securities of that series, the holders of which are required to:

•
consent to any supplemental indenture;

•
rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•
waive any past event of default under the applicable indenture and its consequences; and

•
waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of  “Events of Default” set forth below, holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.
We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:
•
to evidence the succession of another corporation to our company under the applicable indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the applicable indenture;

•
to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•
to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•
to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of any or all series or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•
to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•
to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•
to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•
to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance
Each indenture will provide that, at our option, we:
•
will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•
may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if
•
we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•
no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•
the interest of the holders in such deposit shall have been duly perfected under the applicable provisions of the applicable uniform commercial code;

•
the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•
the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•
we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable U.S. federal income tax law occurring after the date of the indenture; and

•
we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.
Satisfaction and Discharge
With respect to any series of debt securities, the applicable indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:
(1)
either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of our company, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)
we have paid all other sums payable under the indenture in respect of such series of debt securities; and

(3)
we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default
As to any series of debt securities, an event of default is defined in the applicable indenture as being:
(1)
failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

(2)
failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

(3)
failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

(4)
failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of our company, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $25,000,000 in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of  $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(6)
we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of  $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7)
specified events of bankruptcy, insolvency, receivership or reorganization; or

(8)
any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults
So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.
Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.
If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of  (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.
Actions upon Default
Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent, including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.
The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.
Subordination of Subordinated Debt Securities
Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:
•
the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•
purchase money and similar obligations;

•
obligations under capital leases;

•
guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•
renewals, extensions and refunding of any senior indebtedness;

•
interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•
obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, such law as described in the applicable prospectus supplement.
Concerning the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.
The indentures and the provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred shares, ordinary shares, depositary shares or other securities. Warrants may be issued independently or together with debt securities, preferred shares, ordinary shares or depositary shares offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:
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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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the number of ordinary shares purchasable upon the exercise of warrants to purchase ordinary shares and the price at which such number of ordinary shares may be purchased upon such exercise;

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the number of preferred shares and series of preferred shares purchasable upon the exercise of warrants to purchase preferred shares and the price at which such number of shares of such series of preferred shares may be purchased upon such exercise;

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the number of depositary shares purchasable upon the exercise of warrants to purchase depositary shares and the price at which such number of depositary shares may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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material U.S. federal income tax consequences applicable to such warrants;

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the number of warrants outstanding as of the most recent practicable date; and

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any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of preferred shares, ordinary shares, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred shares, ordinary shares, depositary shares or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred shares, ordinary shares, depositary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred shares, ordinary shares or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our ordinary shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of ordinary shares or preferred shares as described in the applicable prospectus supplement and/or other offering material relating to the depositary shares. The ordinary shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable ordinary shares, preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the ordinary shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our ordinary shares and preferred shares, see the descriptions in this prospectus under the heading “Description of Share Capital — Ordinary Shares” and “Description of Share Capital — Preferred Shares,” respectively.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain Cayman Islands and material U.S. federal income tax consequences. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred shares, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:
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if applicable, a discussion of material U.S. federal income tax considerations; and

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any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell ordinary shares, preferred shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is either eligible to register its securities on Form S-3 under the Securities Act or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.
U.S. TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our ordinary shares by holders that hold such ordinary shares as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The applicable prospectus supplement will contain information about additional U.S. federal tax considerations, if any, related to securities other than our ordinary shares.
This discussion is based on the Code, the U.S. Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal tax considerations that may be relevant to specific holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, brokers, dealers or traders in securities, commodities or currencies or other holders that mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, certain former citizens or residents of the United States, persons deemed to sell our ordinary shares under the constructive sale provisions of the Code, or holders that hold our ordinary shares as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations. The following discussion also assumes we are treated as a U.S. corporation for U.S. federal income tax purposes. See our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks.”
As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:
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an individual who is a citizen or a resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate that is subject to U.S. federal income tax on income regardless of its source; or

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a trust if  (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” means a beneficial owner of our ordinary shares (other than a partnership) that is not a U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in our ordinary shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner and upon certain determinations made at the partner level. Any such entity should consult its own tax advisor regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our ordinary shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE, GIFT AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Treatment as a U.S. Corporation
As described in our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks,” pursuant to certain “expatriation” provisions of the Code, the reverse merger agreement relating to the reverse merger transaction which resulted in the formation of our company provides that the parties intend to treat our company as a U.S. corporation for U.S. federal income tax purposes. The expatriation provisions are complex, are largely unsettled and subject to differing interpretations, and are subject to change, perhaps retroactively. If our company were not to be treated as a U.S. corporation for U.S. federal income tax purposes, holders could be subject to materially different consequences than those described below. The remainder of this discussion assumes that we are properly treated as a U.S. corporation.
U.S. Holders
Distributions on Ordinary Shares
As described in our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks,” we do not currently expect to declare or pay dividends on our ordinary shares for the foreseeable future. A U.S. Holder that receives a distribution with respect to our ordinary shares, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our ordinary shares and thereafter as gain from the sale or exchange of ordinary shares. (See “Sale or Exchange of Ordinary Shares” below.) Dividends received on ordinary shares generally will be eligible for the “dividends received deduction” available to corporate U.S. Holders. Under current law, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. The reduced rate does not apply to individual taxpayers who have made an election to treat the dividends as “investment income” that may be offset against investment expense.
Sale or Exchange of Ordinary Shares
A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in such ordinary shares. A holder’s adjusted tax basis in our ordinary shares generally will equal the holder’s purchase price for that share. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the ordinary shares are held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
Backup Withholding Tax and Information Reporting Requirements
Unless a holder of ordinary shares is a corporation or other exempt recipient, payments to holders of ordinary shares of dividends or the proceeds of sales or other dispositions of our ordinary shares that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax if the holder of our ordinary shares fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of ordinary shares under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service (“IRS”).
Non-U.S. Holders
Distributions on Ordinary Shares
As described in our annual report on Form 10-K under “Risk Factors — U.S. Tax Risks,” we do not currently expect to declare or pay dividends on our ordinary shares for the foreseeable future. Subject to the discussion below under “— Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “— Information Reporting and Backup Withholding,” if we make a distribution of cash or other property (other than certain pro rata distributions of our ordinary shares) in respect of our ordinary shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such ordinary shares, and then as gain realized on the sale or other disposition of the ordinary shares and will be treated as described under the section entitled “— Sale, Exchange or Other Disposition of Ordinary Shares” below.
Distributions treated as dividends on our ordinary shares that are paid to or for the account of a Non-U.S. Holder and are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN) required to claim benefits under such tax treaty to the applicable withholding agent prior to the payment of the dividends. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable tax treaty that a Non-U.S. Holder relies upon, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Sale, Exchange or Other Disposition of Ordinary Shares
Subject to the discussion below under “— Payments to Foreign Financial Institutions and Non-financial Foreign Entities” and “— Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of our ordinary shares unless:
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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of  (i) the five year period ending on the date of such sale, exchange or disposition and (ii) such Non-U.S. Holder’s holding period with respect to our ordinary shares, and certain other conditions are met;

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such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on all or a portion of its effectively connected earnings and profits for the taxable year, subject to certain adjustments; or

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a United States real property holding corporation.
Payments to Foreign Financial Institutions and Non-financial Foreign Entities
Payments of any dividend on, or any gross proceeds from the sale, exchange or other disposition of, our ordinary shares to a Non-U.S. Holder that is a “foreign financial institution” or a “non-financial foreign entity” (to the extent such dividend or any gain from such sale, exchange or disposition is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal withholding tax at the rate of 30% unless such Non-U.S. Holder complies with certain additional U.S. reporting requirements or an exception otherwise applies.
For this purpose, a foreign financial institution includes, among others, a non-U.S. entity that (i) is a bank, (ii) holds, as a substantial portion of its business, financial assets for the account of others or (iii) is engaged (or holds itself out as being engaged) primarily in the business of investing, reinvesting or trading in securities, partnership interests, commodities or any interest in securities, partnership interests or commodities (as such terms are defined in the Code). A foreign financial institution generally will be subject to this 30% U.S. federal withholding tax unless it (i) enters into an agreement with the IRS pursuant to which such foreign financial institution agrees (x) to comply with certain information, verification, due diligence, reporting, and other procedures established by the IRS with respect to “United States accounts” (generally depository or custodial accounts maintained by a foreign financial institution (as well as non-traded debt or equity interests in such foreign financial institution) held by one or more “specified United States persons” or foreign entities with one or more “substantial United States owners” (as such terms are defined in the Code) and (y) to withhold on (1) its account holders that either fail to comply with reasonable requests for certain information as specified in the Code or fail to provide certain permissible waivers and (2) its account holders that are foreign financial institutions that do not enter into such an agreement with the IRS or (ii) is otherwise exempted by the IRS in future guidance.
A non-financial foreign entity generally will be subject to this 30% U.S. federal withholding tax unless such entity (i) provides the applicable withholding agent with either (x) a certification that such entity does not have any “substantial United States owners” (as defined in the Code) or (y) information regarding the name, address and taxpayer identification number of each “substantial United States owner” of such entity or (ii) is otherwise exempted by the IRS in future guidance. These reporting requirements generally will not apply to certain specified types of entities, including, but not limited to, a corporation the stock of which is regularly traded on an established securities market and certain affiliated corporations, foreign governments and international organizations.
Although these provisions became effective by statute on January 1, 2013, the withholding provisions described above will generally apply to payments of dividends on our ordinary shares made on or after July 1, 2014, and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017. In addition, the IRS recently released Regulations which would be used by the IRS in implementing the FATCA provisions and contain a number of phased-in dates for compliance with their various provisions.
Non-U.S. Holders should consult their own tax advisor regarding the application of these withholding and reporting rules.
Information Reporting and Backup Withholding
Generally, the amount of dividends on our ordinary shares paid to a Non-U.S. Holder, the name and address of the recipient and the amount of any tax withheld from such dividends must be reported annually to the IRS and to the Non-U.S. Holder. In addition, separate information reporting and backup withholding rules that apply to payments to certain U.S. persons generally will not apply to payments with respect to our ordinary shares to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
Proceeds from the sale, exchange or other disposition of our ordinary shares by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our ordinary shares by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
U.S. Federal Estate Tax
In the case of an individual Non-U.S. Holder, ordinary shares owned or treated as owned at such time by such individual will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.
PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We may also sell ordinary shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
Any securities offered other than ordinary shares will be a new issue and, other than the ordinary shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.
EXPERTS
The annual consolidated financial statements incorporated by reference in this prospectus have been audited by Johnson Lambert LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain matters as to Cayman Islands law in connection with offerings under this prospectus will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited, and certain matters as to United States law in connection with offerings under this prospectus will be passed upon for us by DLA Piper LLP (US).
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus does not contain all of the information set forth in the related registration statement or the exhibits filed therewith. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement on Form S-3 and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith and such reports, proxy statements and other information may be inspected, without charge, at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement and such reports, proxy statements and other information may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Our reports, proxy statements and other information filed with the SEC are also available on our website at http://www.atlas-fin.com. Information on our website does not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:
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our Annual Report on Form 10-K for the year ended December 31, 2013;

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our Current Reports on Form 8-K filed on March 4, 2014, March 11, 2014, March 27, 2014 and May 8, 2014;

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our Definitive Proxy Statement relating to our 2014 extraordinary general meeting of shareholders filed with the SEC on April 22, 2014; and

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the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on February 11, 2013, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering to which this prospectus relates will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Atlas Financial Holdings, Inc., 150 NW Point Boulevard, Elk Grove Village, Illinois 60007, Attention: Scott D. Wollney (telephone number: (847) 472-6700).

$25,000,000
Atlas Financial Holdings, Inc.
6.625% Senior Unsecured Notes due 2022

PROSPECTUS SUPPLEMENT
April 21, 2017

BOENNING & SCATTERGOOD, INC.
AMERICAN CAPITAL PARTNERS, LLC